CONTACT: MARC ROWLAND, CHIEF FINANCIAL OFFICER
                                                        (405)848-8000, EXT. 232

FOR IMMEDIATE RELEASE                           TOM PRICE, JR.,VICE PRESIDENT-
JULY 8, 1997                                             CORPORATE DEVELOPMENT
                                                       (405)848-8000, EXT. 257


                         CHESAPEAKE ENERGY CORPORATION
                          PROVIDES OPERATIONS UPDATE

OKLAHOMA CITY, OKLAHOMA, JULY 8, 1997 -- Chesapeake Energy Corporation (NYSE:CHK) today provided the following update on its operations.


                   LOUISIANA AUSTIN CHALK TREND

As previously reported, Chesapeake has re-focused its Louisiana Trend drilling efforts for the foreseeable future in the Masters Creek area. To date in Masters Creek, Chesapeake has completed or participated in 21 wells that are either producing or waiting on a pipeline connection, has abandoned one well as a dry hole, is currently drilling eight new wells, and is participating in four wells drilled by others.

Chesapeake owns 350,000 leasehold acres in Masters Creek on which it has identified approximately 200 potential drillsites, representing up to five years of drilling opportunities at the company's present pace of development. Chesapeake's goal in Masters Creek is to drill wells that develop on average five billion cubic feet equivalent (Bcfe) of oil and gas reserves at a cost of $3.5 million.

Outside of Masters Creek, the company plans to continue exploring selected blocks of its 950,000 acres of remaining Louisiana Trend leasehold with a 2-3 rig schedule. In particular, the company currently plans to focus on four areas in which it is conducting or planning to conduct 3-D seismic activities. Three of these 3-D seismic surveys will focus on further delineating Tuscaloosa prospects in the Baton Rouge area. The fourth 3-D survey will evaluate a portion of the southern Masters Creek area in Allen Parish with the Austin Chalk and the shallower Wilcox formations as targets. Each of these 3-D surveys is scheduled to be completed by late 1997 or early 1998 with associated drilling activities to begin thereafter.

Despite the disappointing economics of Chesapeake's drilling outside of Masters Creek, industry activity in the Louisiana Trend remains at high levels, with Union Pacific Resources, Sonat, Amoco, Belco, and Oxy collectively utilizing 24 rigs to develop their Louisiana Trend leasehold. For development of its leasehold outside of Masters Creek, Chesapeake will concentrate its drilling activities in areas where its competitors have drilled successful wells.


                             GIDDINGS

Chesapeake is currently utilizing five rigs to continue developing its deep Giddings leasehold. One of these rigs is drilling the Vaughn #1-H in Washington County, Texas, in an area to the west of the Brown #1-H. In its first three months of production, the Brown has produced 4.1 Bcfe, despite being shut in during a portion of June as a result of drilling fluid interference from an offset well being drilled. Furthermore, the company is awaiting the results of the recently permitted UPR Jarmon and Goldberg wells, which should provide important information regarding the potential value of Chesapeake's 5,000 acres located to the south of the Brown and UPR Eberle wells. Chesapeake is utilizing four other Giddings rigs to develop its leasehold in the main Navasota River area.


                             OKLAHOMA

In the Knox, Golden Trend, Sholem Alechem and Arkoma Basin areas of Oklahoma, Chesapeake is utilizing eight rigs to develop its approximate 200,000 acre leasehold position. During the past five years, Chesapeake has drilled more wells in Oklahoma than any other company and has developed considerable 3-D seismic and deep vertical and horizontal drilling expertise in the process. The company anticipates remaining active in Oklahoma for the foreseeable future as it continues to develop its large inventory of drilling prospects.


                          WILLISTON BASIN

During fiscal 1997, Chesapeake commenced activities on three separate projects in the Williston Basin, two of which have been successful to date. In the first of these three project areas, the company is focusing on using 3-D seismic to delineate Red River "C" and "D" prospects. To date, the company has drilled three producers out of its first four wells in this area.

The company's second Williston project area is a horizontal project in North Dakota targeting the Nesson formation. On its newly acquired 100,000 acres in this project, Chesapeake has completed its first well, the Berger #1-22H, as an oil producer and is currently drilling its second horizontal Nesson well, the Sandberg #1-21H.

As previously reported, in the Red River "B" project area in the southern portion of the Williston Basin, Chesapeake's first horizontal well was not successful. However, the company is currently interpreting its first 3-D seismic survey in the area and expects to commence further development of its 350,000 acres of Red River "B" leasehold in early 1998.


                             LOVINGTON

Chesapeake has now successfully drilled seven of eight wells in the Lovington oil project in the Lea County, New Mexico portion of the Permian Basin. In this project, the company is utilizing two rigs to develop its 3-D seismic delineated prospects in the Strawn, Wolfcamp and Devonian formations. Chesapeake has completed three seismic projects to date in Lovington and is planning to commence four additional 3-D surveys in fiscal 1998. The company believes it has identified 50 prospective locations to drill in Lovington.


                            DEEP WILCOX

In Wharton County, Texas, Chesapeake, Coastal Oil and Gas Corporation, and Seagull Energy Corporation have begun a 55,000 acre 3-D seismic survey surrounding Coastal and Seagull's Zeidman Trustee wells. Chesapeake owns approximately 55% of the acreage in the survey and expects to begin drilling its first Deep Wilcox well in early 1998.


                             3-D SEISMIC ACTIVITY

During the past two years, Chesapeake has emerged as one of the most active onshore acquirers of 3-D seismic data. Chesapeake has now completed eleven 3-D surveys and has an additional 15 3-D surveys in progress. When completed, the 26 surveys will provide approximately 715,000 acres of 3-D coverage which should enable the company to further high-grade its drilling programs.


                    FISCAL 1997 EARNINGS UPDATE

As previously announced on June 27, Chesapeake will incur a full cost ceiling writedown of between $150 and $200 million (pre-tax), primarily as a result of the disappointing economics associated with its drilling results in the Louisiana Trend outside of Masters Creek. The company believes the writedown will be fully tax-effected and therefore expects that its final fiscal 1997 loss will be between $55 and $90 million. The company's final fiscal 1997 results should be available in late August or early September.

                                     ####


CHESAPEAKE ENERGY CORPORATION IS AN INDEPENDENT OIL AND NATURAL GAS PRODUCER HEADQUARTERED IN OKLAHOMA CITY WHICH SPECIALIZES IN UTILIZING ADVANCED SEISMIC, DRILLING AND COMPLETION TECHNOLOGIES TO DEVELOP NEW RESERVES OF OIL AND NATURAL GAS. THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING IN MAJOR ONSHORE PRODUCING AREAS OF THE UNITED STATES.


THE INFORMATION IN THIS RELEASE INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE BASED ON ASSUMPTIONS THAT IN THE FUTURE MAY PROVE NOT TO HAVE BEEN ACCURATE. THOSE STATEMENTS, AND CHESAPEAKE ENERGY CORPORATION'S BUSINESS AND PROSPECTS, ARE SUBJECT TO A NUMBER OF RISKS, INCLUDING PRODUCTION VARIANCES FROM EXPECTATION, VOLATILITY OF OIL AND GAS PRICES, THE NEED TO DEVELOP AND REPLACE ITS RESERVES, THE SUBSTANTIAL CAPITAL EXPENDITURES REQUIRED TO FUND ITS OPERATIONS, ENVIRONMENTAL RISKS, DRILLING AND OPERATING RISKS, RISKS RELATED TO EXPLORATORY AND DEVELOPMENTAL DRILLING, UNCERTAINTIES ABOUT ESTIMATES OF RESERVES, COMPETITION, GOVERNMENT REGULATION, AND THE ABILITY OF THE COMPANY TO IMPLEMENT ITS BUSINESS STRATEGY. THESE AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S REPORTS THAT ARE AVAILABLE FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.